Exhibit 99.1
PRESS RELEASE

Contact:
Walter Clark
Chief Executive Officer
Air T, Inc.
3524 Airport Road
Maiden, NC 28650
(828) 464-8741

FOR IMMEDIATE RELEASE

Air T and AO Partners Agree to Settle Pending Election Contest

MAIDEN, N.C., June 13, 2013 -- Air T, Inc. (Nasdaq Capital Market:AIRT) and AO Partners, I, L.P., announced today that they have entered into an agreement to settle a pending contest related to the election of directors at Air T’s 2013 annual meeting of stockholders.  Under the settlement, AO Partners, which currently owns approximately 14.9% of Air T’s common stock, has agreed to withdraw its proposed slate of 10 director nominees in favor of an agreed slate of seven nominees to constitute the new board.  The agreed slate includes three nominees —Nicholas J. Swenson, Seth G. Barkett and Andrew L. Osborne—who have been named by AO Partners; three nominees—John G. Gioffre and Walter Clark (who have been named by a committee of independent directors of Air T) and a third individual to be selected by that committee of independent directors from a list of individuals provided by the committee to AO Partners; and one additional nominee who will be agreed upon by a majority of each of the AO Partners nominees and the committee’s nominees.

Walter Clark, Chief Executive Officer of Air T, stated, “We are pleased to have reached this settlement with AO Partners and look forward to working together productively toward the continued goal of improving company performance, enhancing stockholder value and maintaining and expanding the strong partnerships with our customer base.”

Nicholas J. Swenson, managing member of the general partner of AO Partners and a current director of Air T, stated, “I am delighted that Seth and Andrew will be joining me on the Board, and we look forward to working collaboratively with our fellow directors.  We are confident the Board will benefit from increased stockholder representation.”

The agreement also provides, among other things, that Air T will promptly make certain amendments to its stockholder rights agreement, including increasing the triggering percentage from 15% to 20%, adding a “chewable” feature, and providing that the rights agreement will expire if not approved by stockholders at the 2013 annual meeting.  AO Partners has stated its intention to vote against approval of the rights agreement and will be permitted to include a statement in Air T’s proxy statement stating the reasons for its opposition.  Other settlement terms provide for the reconstitution of various board committees with representatives from the AO Partners nominees and the formation of a new Capital Allocation Committee, to consist of a majority of AO Partners nominees, that would review and make recommendations regarding all internal and external capital investments, acquisitions, securities purchases or sales, mergers or general investments in excess of $100,000.  Subject to the fulfillment of certain standstill conditions specified in the agreement, AO Partners has agreed not to submit additional director nominations or other matters for consideration at Air T’s 2014 annual meeting of stockholders.  The settlement agreement is described more fully in, and attached as an exhibit to, Air T’s Form 8-K filed today with the SEC.

About Air T

Air T, through its subsidiaries, provides overnight air freight service to the express delivery industry, manufactures and sells aircraft deicers and other special purpose industrial equipment, and provides ground support equipment and facilities maintenance to airlines.  Air T is one of the largest, small-aircraft air cargo operators in the United States.  Air T's Mountain Air Cargo (MAC) and CSA, Air subsidiaries currently operate a fleet of single and twin-engine turbo-prop aircraft nightly in the eastern half of the United States, Puerto Rico and the Caribbean Islands.  Air T's Global Ground Support subsidiary manufactures deicing and other specialized military and industrial equipment and is one of the largest providers of deicers in the world.  The Global Aviation Services subsidiary provides ground support equipment and facilities maintenance to domestic airline customers.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Air T, Inc. (“Air T”) will file a proxy statement in connection with its 2013 annual meeting of stockholders.  Air T stockholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information.  Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Air T with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.  Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Air T’s website, http://www.airt.net, or by writing to Air T, Inc., Post Office Box 488, Denver, North Carolina 28037, Attention: Corporate Secretary.

Air T, its current directors and executive officers and nominees for election as director at Air T’s 2013 annual meeting of stockholders (which directors, executive officers and nominees are Seth G. Barkett, Sam Chesnutt, Allison T. Clark, Walter Clark, John J. Gioffre, John A. Reeves, Andrew L. Osborne, John Parry, George C. Prill, William H. Simpson, Nicholas J. Swenson, Dennis A. Wicker and J. Bradley Wilson) may be deemed to be participants in the solicitation of proxies for Air T’s 2013 annual meeting of stockholders.  Detailed information regarding the affiliations and interests of Air T’s current directors and executive officers is available in the proxy statement for Air T’s 2012 annual meeting of stockholders filed with the Securities and Exchange Commission on July 20, 2012 (which information is supplemented by the subsequent election of Mr. Wilson as Chairman of the Board of Directors, succeeding Mr. Walter Clark in that position, and subsequent amendments on Schedule 13D/A filed by AO Partners et al. with respect to Mr. Swenson).  Detailed information regarding the affiliations and interests of Mr. Barkett and Mr. Osborne are included in the Schedule 13D/A of AO Partners et al. (Amendment No. 11) filed on May 8, 2013 with the Securities and Exchange Commission and AO Partners’ Notice of Intent to Nominate Directors attached as Exhibit 5.6 thereto.  Mr. Reeves, who recently retired from Aircraft Service International, Inc. having served as Senior Vice President Operations, Americas from 2009, as Vice President Operations and sales, North America from 2007 to 2009 and as Vice President, Technical Services from 2003 to 2007, has not previously served as a director, officer or employee of Air T and has no prior affiliation with Air T.  In addition, the following table sets forth information regarding the beneficial ownership of shares of common stock of Air T by each of these directors, executive officer and director nominees of Air T and by all directors, executive officers and director nominees of Air T as a group as of June 5, 2013.  Each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

		Shares and Percent of Common Stock Beneficially Owned as of June 5, 2013
Name	Position with Company	No. of Shares	Percent

Seth G. Barkett	Nominee	0	*
Sam Chesnutt	Director	2,500 (1)	*
Allison T. Clark	Director	23,000 (1)	*
Walter Clark	Chief Executive Officer, Director and Nominee	143,627 (1)	5.8%
John J. Gioffre	Director and Nominee	5,027 (1)	*
John A. Reeves	Nominee	0	*
Andrew L. Osborne	Nominee	0	*
John Parry	Vice President-Finance, Chief Financial Officer, Secretary, Treasurer and Director	16,502 (1)	*
William H. Simpson	Executive Vice President and Director	31,604 (1)	1.3%
Nicholas J. Swenson	Director and Nominee	366,200(1)(2)	14.9%
George C. Prill	Director	3,500 (1)	*
Dennis A. Wicker	Director	3,500 (1)	*
J. Bradley Wilson	Chairman of the Board	2,500 (1)	*
All such directors, executive officers and director nominees as a group (13 persons)		597,960(1)	24.4%
______________________
*           Less than one percent.
(1)           Includes shares which the following executive officers and directors have the right to acquire within 60 days through the exercise of stock options issued by Air T: Mr. Walter Clark, 50,000 shares; Mr. Parry, 15,000 shares; Mr. Simpson, 30,000 shares; Mr. Swenson, 2,500 shares; Mr. Chesnutt, 2,500 shares; Mr. Allison Clark, 2,500 shares; Mr. Gioffre, 2,500 shares; Mr. Prill, 2,500 shares; Mr. Wicker, 3,500 shares; Mr. Wilson, 2,500 shares; all such directors and executive officers as a group, 113,500 shares.

(2) Includes 363,700 shares over which Mr. Swenson reports shared voting and investment power as managing member of AO Partners, LLC, the general partner of AO Partners I, L.P.